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                                                                  EXHIBIT 10.18

                 SUBSIDIARY LICENSE AND DISTRIBUTION AGREEMENT

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
EFFECTIVE DATE:   January 1, 1999


PARTIES:          WITNESS SYSTEMS, INC.            WITNESS SYSTEMS LTD.

                  1105 Sanctuary Parkway           Eagle House
                  Alpharetta, Georgia 30004        The Ring
                                                   Bracknell
                                                   Berkshire, United Kingdom
                                                   RG12 1HB
                  ("Witness")                      ("Limited")
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                                    RECITALS

         Witness is engaged worldwide in the business of design, manufacturing, licensing and distribution of computer software products, including its flagship software program, Witness(R), and has developed substantial expertise, know-how and technical information relating to such products, and is engaged in continuing research and development to improve its products and agrees to make such future products available to Limited; and

         Limited, a wholly owned subsidiary of Witness, has been established to market, license, distribute maintain and support Witness software products in the Territory (as defined below), and to provide training for their use (both directly and through sublicensing distributors); and

         The parties have agreed that Witness will appoint Limited as a distributor, localizer and reproducer of the Witness software products in the Territory, subject to the terms and conditions of this Agreement with the objective that Limited achieve an arms length return following a start up period of operations.

         Now, therefore, in consideration of the foregoing recitals and the representations and covenant set forth in this Agreement, the parties agree as follows:

                                   SECTION 1

                                  DEFINITIONS

1.1 Documentation means the user manual for a particular Software Product(s), and any other written materials customarily supplied by Witness for use with such Software Product(s).
1.2      Effective Date means the first indicated above.
1.3 License means the then current form of license agreement supplied by Witness with the Software Product(s) setting forth the terms and conditions under which end user licensees are authorized to use the Software Product(s).
1.4 Localized Product(s) means, with respect to a particular Product(s), the version of that Product(s) translated or modified into a language or language version and/or modified to cause the software to conform or be more compatible with the rules and requirements of the specified languages, practices and business of a different business culture.
1.5 Reseller, means a business entity of any kind, contracting directly with Witness or appointed by Limited, to sell or resell licenses for Products and provide supplies and services to customers.
1.6 Product(s) means, collectively, the software product(s) (programs and data which are either proprietary to Witness or for which it has a license permitting sublicensing, in all cases limited to those items listed on the then current price list for International sales), documentation and License Agreement, and as generally used in this Agreement, includes Localized Product(s).


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1.7      Revenue means gross value of sales of Product(s) invoiced by Limited, exclusive of value added or sales taxes, and net of credits for returns.
1.8 Royalties means all amounts payable to Witness by Limited for the rights granted by Witness to Limited.
1.9 Territory means the country or countries, or parts thereof, listed on Exhibit A.
1.10 Trademark means the name "Witness" and such other names and logos that are used to identify a Product(s), including both those that are listed on Exhibit A and any others of which Witness informs Limited from time to time (whether registered or applied to be registered as a trademark or service mark, or unregistered).
1.11 Confidential Information means any and all trade secrets and confidential and proprietary information of Witness, and any other materials of any kind which are designated or marked by Witness as being confidential and proprietary materials of Witness.

                                   SECTION 2

                             LICENSE AND ROYALTIES

2.1      Appointment, Exclusivity
         Subject to the terms and conditions of this Agreement (including, but not limited to, the payment by Limited of Royalties described in section 2.3 below), Witness hereby grants to Limited and Limited hereby accepts, a non transferable, exclusive license to assemble, reproduce, market and distribute Product(s) (in object code form only) in the Territory, and grants Limited the right to enter into agreements with other responsible persons or entities as provided in
         Section 10 to, distribute and supply the Product(s) in the Territory during the term of this Agreement, subject to the then current Witness License.

2.2      Localization
         2.2.1 Further, with the approval of Witness, subject to its customary procedures, Limited shall have the right, at its sole cost, to translate and Product(s) into any languages Witness may authorize that are applicable to the Territory to create Localized Product(s), which Localized Product(s) may be reproduced and may be licensed, packaged, distributed and sublicensed by Limited subject to this Agreement.
         2.2.2 All right, title and interest in such Localized Product(s) shall at all times be retained by Witness and Witness has full rights to resell Localized Product(s). Limited hereby assigns, transfers, and grants to Witness any of Limited's right, title, or interest, existing now or acquired in the future by operation of law, in the copyrights, trade secrets, trademarks, and other intellectual property rights relating to the Localized Product(s) (including, without limitation, all manuals, packaging, and all related materials and Documentation).

2.3 For the rights granted herein, Limited shall pay Royalties to Witness in the amount of sixty percent (60%) of all Limited Revenues, in accordance with Section 5 herein. Notwithstanding the foregoing, following a start up period of operations, the royalty shall be adjusted not less than annually so the Limited shall achieve an arms length return, which the parties agree is reasonable compensation in respect to the risks of the Limited undertaken pursuant to this Agreement. The determination of the adjustment necessary to royalties (if any) will be made at the end of the fiscal year (December 31st) upon review of the final adjusted results of operations of Limited for the fiscal year then ended.

2.4      Witness Reserved Right
         2.4.1 Witness, on its own behalf and on behalf of its distributors, partners, or other resellers, specifically reserves the right to effect corporate-wide master agreements with multinational corporations whose corporate headquarters lie outside the Territory. In this event, such customers may elect to be supported locally by the Reseller or remotely by Witness. If remote support by Witness is requested by the customer, the customer will license with and remit payment directly to Witness, in which case Witness will not owe the Reseller any payments as a result of that customer's license.


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         2.4.2 Witness reserves the right to assign the nonexclusive right to market and license the Product(s) to hardware or software suppliers ("OEMs"). Any right to market and license granted to the OEM shall be limited to the Product(s) that execute on that OEM hardware or software. Providing Witness is not under a confidentiality restriction, Witness will provide Limited notice of such OEM.

2.5      Competing Product(s)
         Limited shall not during the term of this Agreement localize, duplicate, produce or distribute goods in the Territory which compete with the Product(s)


                                   SECTION 3

                             OBLIGATIONS OF LIMITED

3.1      Best Efforts
         Limited shall use its best and reasonable efforts to vigorously and aggressively promote the Product(s) in the Territory, and act in accordance with Witness policies as announced from time to time as they relate to Limited's obligations herein.

3.2      Marketing and Advertising
         3.2.1 Limited shall be required to employ full time at least one individual charged solely with the responsibility for the commercial success of the Product(s).
         3.2.2 Limited shall indemnify and hold Witness harmless from all losses, damages, liabilities, costs, and expenses incurred by Witness as a result of Limited using advertising or promotional materials.

3.3      Support
         3.3.1 From and after the Effective Date, Limited shall make reasonable efforts to support the Product(s). Limited will employ and train an adequate number of persons to market, distribute, and support the Products. Limited will follow Witness procedures and policies in connection with the support services to be provided to Sublicensees, including telephone support.
         3.3.2 Limited shall comply in all respects with Witness's reasonable directions on all aspects of support of the Product(s) in the Territory.
         3.3.3 In no circumstances will Witness be required to provide support in relation to the Product(s) in the Territory other than to Limited.

3.4      Warranty Work
         Limited shall, at its own cost and expense, provide all warranty service to end users in the Territory, and honor any rights given to end users under the standard Witness License Agreement.

3.5      Copying
         3.5.1 Except as specifically permitted by this Agreement, Limited shall not translate, modify, reproduce, copy, reverse engineer, disassemble or de-compile the Product(s) (or any part of them) without the express prior written permission of Witness.
         3.5.2 All copyrights and intellectual property rights in the Product(s), Localized Product(s), any derivative Product(s), and any improvements of the Product(s), shall be the property of Witness.

3.6      Governmental Approvals
         Limited, at its sole cost and expense, will take whatever action may be necessary to obtain any governmental approval or registration of this Agreement required at any time during this term of this Agreement (including, without limitation, any approval or registration required to give legal effect to this Agreement in the Territory or to comply with exchange regulations or other requirements so as to assure the right of remittance to Witness abroad of US dollars pursuant to
         Section 5 below), and shall keep Witness currently informed of Limited's efforts in this regard. Witness shall be under no obligation to ship Product(s) to Limited or to allow localization, or


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         duplication of Product(s) under this Agreement until Limited has provided Witness with satisfactory evidence that no such approval or registration is required or Limited has obtained all required approvals and registrations.

3.7      Inspection Rights
         Limited shall allow representatives of Witness on reasonable notice and during normal working hours, to examine Limited's place(s) of business, records of Revenue and Royalties for the purpose of verifying to the satisfaction of Witness that Limited is performing Limited's obligations under this Agreement. Limited's shall use its best efforts to procure rights allowing Witness on reasonable notice and during normal working hours, access to places of business where Products are licensed, for Witness to perform similar inspections.

3.8      Limited shall:
         3.8.1 Conduct business in a manner that reflects favorably at all times on the Product(s), good name, goodwill, and reputation of Witness;

         3.8.2 Avoid deceptive, misleading, or unethical practices that are or might be detrimental to Witness, the Product(s), Witness Resellers, or the public;

         3.8.3 Not publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising materials;

         3.8.4 Not make representations, warranties, or guarantees to customers, the trade or other third parties with respect to the specifications, features, or capabilities of Product(s) that are inconsistent with or in addition to the literature distributed or approved by Witness (including all warranties and disclaimers contained in such literature);

         3.8.5 Comply with each provision of the international license attached as Exhibit B agreement that accompanies a Product;

         3.8.6 Provide each licensed end user with a then current Witness International License Agreement (current license set forth in Exhibit
         B) and a Bill of Sale which shall include: the customer's name, address, phone number, date of sale, and price of Product(s) sold;

         3.8.7 Assure that all of Witness's intellectual property marks are correctly included in all Witness Product(s) localized or duplicated by Limited, and in all marketing materials developed by Limited; and

         3.8.8 Immediately advise and copy Witness with any legal notices served on Limited that might affect Witness.

         3.8.9 Be responsible for the collection of all accounts receivable to Limited, and will maintain an adequate level of reserves for bad debts and returns in accordance with Witness accounting policies relating to the allowance for bad debts and returns.

3.9      Personnel
         Limited shall engage experienced personnel and will maintain adequate facilities in the performance of its obligations under this Agreement.


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                                   SECTION 4

                          ROYALTY PAYMENTS AND REPORTS

4.1      Payments
         4.1.1 Within sixty (60) days following the end of the quarter, Limited shall pay to Witness by wire transfer (see Exhibit A for bank information) the Section 2 Royalty payment resulting from the previous quarter.
         4.1.2 All Royalty payments shall be in US dollars converted from British pounds sterling at the exchange rate prevailing at the end of the quarter for which the Royalty is earned and recognized.
         4.1.3 Late payments shall bear interest at the rate of one and one half percent (1.5%) per month.

4.2      Reports
         Limited shall provide to Witness written sales and activity reports on a monthly basis, on or before the fifteenth day of each month, showing the Revenue on which the wired Royalty has been based and the conversion basis, and including a detailed description of: Product shipments, amounts billed, reports from Limited's distributors and Resellers, and complete end user information.

                                   SECTION 5

                              TERM AND TERMINATION

5.1      Term
         This Agreement shall commence on the Effective Date, and shall continue for five (5) years. However, if by the fifth anniversary of the Effective Date, this agreement has not been terminated, or extended by the parties, then this Agreement shall continue in effect until modified in writing by the parties, or terminated in accordance with this Section 5, or as may be otherwise provided herein. After the initial five (5) year period, either party may terminate this Agreement with six (6) months prior written notice.

5.2      Termination for Breach
         Witness may, at its option, terminate this Agreement by written notice to Limited if Limited fails to pay any amounts owed to Witness under this Agreement within forty-five (45) days of the due date thereof.

5.3      Termination for Breach/Insolvency
         5.3.1 Either party shall have the right without liability to the other to terminate this Agreement immediately upon sending written notice to the other in the event that the other shall:
                 5.3.1.1 be in breach of any material obligation on its part to be performed and shall have failed to remedy such breach within thirty
         (30) days from the date of a written notice specifying the breach and requiring its remedy; or
                 5.3.1.2 be adjudged insolvent or bankrupt, take or have taken against it any proceedings or action seeking relief, reorganization, or arrangement under any laws relating to insolvency, make or suffer any assignment for the benefit of creditors, suffer the appointment of any receiver, liquidation, or trustee of any of its property or assets, or suffer liquidation, dissolution, or winding up of its business or any analogous action taken on account of its financial position.

5.4      Termination by Witness
         5.4.1 Witness shall have the right without liability to Limited to terminate this Agreement immediately upon sending written notice to the Limited in the even that Limited:
                 5.4.1.1 In the sole opinion of Witness, fails to adequately market or distribute the Product(s) in the Territory in accordance with Section 3 of this Agreement, or in the sole opinion of Witness, to adequately fulfill each and every other obligation imposed by
         Section 3 of this Agreement;
                 5.4.1.2 Limited ceases to be a controlled subsidiary of Witness.


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         5.4.2 Any election by Witness to terminate this Agreement as provided for in this Section 5.4, or elsewhere in this Agreement, shall be deemed to be authorized by this Agreement, effective and enforceable unless made in bad faith.
         5.4.3 Further, and notwithstanding anything to the contrary, any sales or grant by Witness of rights to distribute Product(s) in the Territory, after an election to terminate this Agreement by Witness but before any determination is made as to whether such termination was made in bad faith, shall not constitute a breach of this Agreement and/or violations of any rights of Limited to distribute the Product(s).

5.5      Termination Without Cause
         Either party may terminate this Agreement without cause effective after the first five (5) year term, or thereafter, by sending written notice to the other at least sixty (60) days in advance of the final termination date, specifying the date on which this Agreement shall also terminate.

5.6      Consequences of Termination
         5.6.1 Upon termination of this Agreement however arising:
                5.6.1.1 All outstanding invoices owed by Limited to Witness shall become immediately due and payable;
                5.6.1.2 Limited shall, within ten (10) days, submit to Witness a written list of its inventory of the Product(s), and Witness shall have the right to repurchase from Limited all or such part as Witness shall stipulate of such inventory;
                5.6.1.3 Witness shall have the right by written notice to cancel all or any part of any unfulfilled order previously accepted by Witness; and, to the extent that Witness does not cancel any such order, this Agreement shall continue to apply to such order;
                5.6.1.4 Any provision of this Agreement expressly stated to survive or implied to survive, termination shall remain in full force and effect;
                5.6.1.5 Limited shall, within thirty (30) days of termination, return to Witness all Witness property in Limited's possession, (including, without limitation, all Witness business plans and customer/prospect lists and any Witness Confidential Information) and Limited shall remove, cancel, and/or cease to use the Trademarks, any signs, advertising or other materials referring either to Witness, or to Limited as a distributor of Witness Product(s);
                5.6.1.6 No rights of either party accrued as of the date of termination shall be adversely affected or prejudiced;
                5.6.1.7 No License to an end user customer shall be affected. Any licenses for the Product(s) and the Localized Product(s) purchased by Limited for internal use shall remain in effect subject to the terms and conditions of the then current Witness Standard License Agreement;
                5.6.1.8 Limited shall cease to provide sales and maintenance for the Product(s) and shall fully cooperate with Witness to ensure efficient hand over of all maintenance, sales and support arrangements in relation to the Product(s) to such person(s) or entities as Witness shall designate; and Limited shall terminate all Witness Reseller agreements with Limited as of termination date and the agreement between Limited and Resellers shall expressly provide for this;
                5.6.1.9 Limited agrees to assign all rights with respect to agreements in effect at the time to a successor subsidiary or to Witness, as designated by Witness in its sole discretion. All future Revenues shall be payable directly to the successor subsidiary or Witness.

5.7      No Damages for Termination or Expiration
         5.7.1 Neither Witness or Limited shall be liable to the other for damages of any kind, including incidental or consequential damages, on account of the termination or expiration of this Agreement in accordance with this Section 5.0. Limited waives any rights Limited may have to receive any compensation or reparations on termination or expiration of this Agreement. Limited and Witness acknowledge and agree that:
                5.7.1.1 Limited shall not have or acquire, by virtue of this Agreement or otherwise, any vested, proprietary, or other right in the promotion of the Product(s) or in any goodwill created by its efforts under this Agreement.


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                                   SECTION 6

                                 PRODUCT ORDERS

6.1      Order Mechanism
         For items relating to Product(s) that are not localized or duplicated or produced by Limited, Limited may submit orders to Witness. All orders for Product(s) shall be in writing and shall state the quantities of units ordered, requested delivery date, shipping instructions, and such other information as Witness shall require. All orders shall be subject to acceptance in writing by Witness and shall be subject to and governed by the provisions of this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of any order, this Agreement shall prevail (unless, and only to the extent that, Witness otherwise specifically agrees in writing as to a particular order).

6.2      Cancellation
         6.2.1 Witness reserves the right to cancel any orders accepted by Witness, or to refuse or delay shipment thereof, if Limited either:
                6.2.1.1 fails to make any payment as provided in this Agreement or otherwise agreed to by Witness and Limited; or
                6.2.1.2 otherwise fails to meet any of its material obligations under this Agreement.
         6.2.2 No such cancellation, refusal, or delay shall be deemed a termination or breach of this Agreement, except upon Witness's written election.

6.3      Order changes
         6.3.1 Limited is entitled to cancel any order, or any portion thereof, without penalty so long as the cancellation notice is received by Witness at least thirty (30) days prior to the requested shipment date. Limited is not entitled to cancel any order, or portion thereof, within thirty (30) days of the requested shipment date unless Witness agrees to such cancellation in writing.
         6.3.2 Limited may delay shipment under any order, no more than once per order, upon written notice to Witness, received by Witness at least thirty (30) days prior to the requested shipment date, provided that such delay does not exceed thirty (30) days. Orders under which shipments have been delayed may not be canceled. Delays not in accordance with the foregoing will be treated as cancellations.

6.4      Taxes, Imposts, Duties
         6.4.1 All payments required under any order (or otherwise under this Agreement) are exclusive of taxes, assessments, customs, imposts Value Added Tax and duties of whatever nature and howsoever arising (collectively "Tax" or "Taxes"), and Limited shall bear and be responsible for the payment of all such Taxes (excepting only any tax based solely upon Witness's income).
         6.4.2 When any Tax is required to be paid by Witness the full amount thereof, including any interest and penalties, will be billed to Limited separately, whether or not this Agreement is then in effect, and shall be promptly paid by Limited including any interest or penalties, directly to the appropriate authority.

                                   SECTION 7

                           MANUFACTURING REQUIREMENTS

7.1      Master Disks and Documentation
         7.1.1 For items relating to Product(s) that are localized or duplicated by Limited, Witness will provide Limited with one (1) master disk for Witness Software Product(s) and Documentation.
         7.1.2 Limited agrees that each Software Product/Localized Product it duplicates shall be subject to the then current Witness International License Agreement attached as Exhibit B to this Agreement, appropriately translated, with a copy provided by Limited to each end user.
         7.1.3 For each Software Product/Localized Product produced, Limited will order a book box, a package sleeve and the documentation (collectively referred to as "Production Materials") from


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         Witness. Limited may order Production Materials from Witness in bulk and at Witness's cost to obtain Production Materials.
         7.1.4 At the time of shipment of the Production Materials, Witness will invoice Limited, for the cost of the Production Materials and shipping in U.S. dollars. Limited agrees to remit payment to Witness in U.S. dollars within thirty (30) days of the date of invoice.
         7.1.5 Limited will, at its sole cost, assemble the Software Product(s)/Localized Product(s) to include, but not be limited to, the software media, a book box, a package sleeve, and the documentation, and ship to its customers. Witness reserves the right to add additional information or documents to the Software Product(s)/Localized Product(s) package at its discretion and its cost.
         7.1.6 Witness may purchase any Localized Product from Limited at cost.

                                   SECTION 8

         WARRANTY DISCLAIMER, INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1      DISCLAIMER OF WARRANTY
         EXCEPT AS EXPRESSLY SET FORTH IN THE LICENSE, NEITHER WITNESS NOR ANY OF ITS SUBSIDIARIES NOR ASSOCIATED COMPANIES, MAKE OR GRANT ANY CONDITIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY GOODS, PRODUCTS, OR SERVICES PROVIDED UNDER THIS AGREEMENT OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LIMITED AGREES AND ACKNOWLEDGES THAT WITNESS IS NOT RESPONSIBLE OR LIABLE FOR THE QUALITY AND PERFORMANCE OF THE THIRD PARTY SOFTWARE, AND THAT ANY WARRANTIES OR REPRESENTATIONS RELATING THERETO MAY BE MADE SOLELY BY THE OWNER OF THE THIRD PARTY SOFTWARE.

8.2 Limited has no authority, express or implied, to make any warranties, representations or disclosure, nor to authorize any of its customers or agents to make any warranties, representations, or disclosures, beyond those provided by Witness in the License.

8.3      Indemnification
         Witness agrees to indemnify, defend and/hold harmless at its own expense any claim or action against Limited for actual or alleged infringement of any U.S. patent, copyright or similar property right under enforceable in the U.S. (including, but not limited to, misappropriation of trade secrets) based upon use of the Witness Software or any other material furnished hereunder by Witness; provided (i) Witness shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, and (ii) Limited shall give Witness prompt written notice of any threat, warning or notice of any such claim or action against Limited, which could have an adverse impact on Limited.

8.4      LIMITED LIABILITY
         WITNESS LIABILITY FOR ANY BREACH OF WARRANTY ON ANY PRODUCT(S) SHALL BE LIMITED TO ITS OBLIGATIONS UNDER THE LICENSE FOR SUCH PRODUCT(S), WHICH IN NO EVENT SHALL EXCEED THE ACTUAL AMOUNTS PAID BY LIMITED FOR SUCH PRODUCT(S) AND SHALL IN NO EVENT INCLUDE INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

         IN NO EVENT SHALL WITNESS BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE EXISTENCE, FURNISHING, FUNCTIONING, OF LIMITED'S OR ANY THIRD PARTY'S USE OF PRODUCT(S) LICENSED HEREUNDER. THE PROVISIONS OF THIS SECTION HAVE BEEN INCLUDED AS A MATERIAL


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         INDUCEMENT FOR WITNESS TO ENTER INTO THIS AGREEMENT, AND WITNESS WOULD
         NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS ON LIABILITY SET FORTH.

                                   SECTION 9

                    TRADEMARKS AND CONFIDENTIAL INFORMATION

9.1      Exclusive Witness Rights
         Limited acknowledges the exclusive right of Witness in and to all of the Trademarks and all of the copyrights, trade secrets, and other intellectual property and proprietary rights in the Product(s) and all other material covered by this Agreement. Witness hereby grants Limited a non-exclusive license to use the Trademarks, subject to the terms and conditions set forth in this Agreement, solely for the purpose of the supply and distribution of the Product(s) pursuant to this Agreement.

9.2      Prior Approval
         Limited shall provide to Witness copies of all Limited created materials containing any Witness intellectual property marks, and will immediately cease production of any material which, in Witness's sole opinion, is inappropriate to Witness's image and status.

9.3      Manner of Use
         Whenever Limited is permitted to incorporate Witness Trademark in any written material, Limited shall correctly attribute the Trademark by use of an asterisk and a footnote reading "Trademark of Witness Systems, Inc., Alpharetta, Georgia, U.S.A." or, if registered, then "Registered Trademark" of Witness Systems, Inc., Alpharetta, Georgia, U.S.A."

9.4      Restriction on Use of Other Marks
         Limited may not use any trademarks or service marks on the Product(s) other than those trademarks and service marks that are designated by Witness.

9.5      License Limitation
         No right or license under any intellectual property or other proprietary right of Witness is granted by, or is to be inferred from, any provision in this Agreement except as expressly provided herein.

9.6      Confidentiality
         9.6.1 Limited agrees to keep secret and not to disclose any confidential or proprietary information of Witness (including, without limitation, the terms of this Agreement) acquired hereunder or in connection herewith except as authorized in writing by Witness and shall keep and shall require its officers, directors and employees to keep confidential such information. The obligation herein to keep such information confidential shall continue in effect after as well as before the expiration or termination of this Agreement and unless and until the information concerned becomes publicly available freely.
         9.6.2 Immediately, upon any termination of this Agreement, Limited shall surrender to Witness, or certify destruction of, all of Witness's confidential or proprietary material.

                                   SECTION 10

                        APPOINTMENT OF WITNESS RESELLERS

10.1 Limited may appoint Resellers within the Territory, provided that any agreement between Limited and a Reseller must contain substantially the same terms and conditions as the then current Reseller Agreements as approved by Witness, may not conflict in any manner with this Agreement, and may not permit appointments of other Resellers.


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10.2     In all cases, such agreements shall be terminated upon termination of this Agreement with Witness, except that such Resellers shall have the option of entering into direct distribution agreements with Witness.


                                   SECTION 11

                            MISCELLANEOUS PROVISIONS

11.1     Force Majeure
         If the performance of any part of this Agreement (excepting only Limited's obligation to make payments to Witness), or any order issued under this Agreement, shall be interfered with for any length of time by governmental restriction, war, civil commotion, riot, strike, lock out, shortage of labor or materials, acts of God (such as typhoon, flood or fire), or any other similar cause which is beyond the control of the parties, then neither party shall be responsible for delay or failure of performance of this Agreement or any such order for the length of time occasioned thereby. If such failure shall continue for a period of more than three (3) months, either party shall have the right forthwith to terminate this Agreement or any such order on written notice to the other party.

11.2     Pricing, Licensing of Software and Documentation
         Limited shall set the prices charged by Limited for the Product(s) sublicensed by Limited. Limited shall provide Witness with a copy of its most current license fee schedules for the Product(s), in the accepted currency of the Territory at least ninety (90) days prior to the effective date of the new license-fee schedules.

11.3     Waiver
         The failure of either party to enforce any of the provisions of this Agreement or to exercise any right hereunder shall not constitute a waiver of the same or prejudice the right of the waiving party to enforce the same thereafter.

11.4     Notices
         All notices required or permitted under this Agreement shall be in writing and shall be deemed to have been given upon personal delivery or sending by telex (followed by hard copy), or by registered, certified or express mail, to the parties at the following addresses (or, with respect to any party, such other address as may hereafter be specified by such party by like notice).

               If to Witness:                                   If to Limited:
               --------------                                   --------------

               1105 Sanctuary Parkway                  Eagle House
               Alpharetta, Georgia USA 30004           The Ring
               FAX: (770-754-1889)                     Bracknell
                                                       Berkshire, United Kingdom
                                                       RG12 1HB
                                                       FAX:
                                                           --------------------
               ATTN:  CHIEF FINANCIAL OFFICER          ATTN: VP, INTERNATIONAL OPERATIONS

11.5     Governing Law and Jurisdiction
         11.5.1 This Agreement is to be performed and construed in all respects pursuant to the substantive laws of the State of Georgia and of the United States, as applicable.
         11.5.2 The parties hereby submit to the exclusive jurisdiction of any of the following courts: (i) the United States District court for the Northern District of Georgia; (ii) Superior Court of Fulton County, Georgia; and (iii) State Court of Fulton County, Georgia, for the determination of any controversy arising under or in connection with this Agreement. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply in any respect to this Agreement or the parties hereto.

11.6     Assignment
         Limited shall not assign this Agreement nor any rights hereunder to any third party without the prior written consent of Witness, which Witness shall have no obligation to give, and any attempted assignment of this Agreement in contravention of this provision shall be void and of no effect. There shall be no prohibition or restriction on Witness's ability to assign this Agreement or any rights hereunder in whole or in part. Subject to the foregoing, this Agreement shall bind and inure to the benefit of Witness and Limited and their respective successors and assigns.

11.7     Severability
         If any portion of this Agreement is held to be invalid, void, or unenforceable for any reason, the remaining provisions of this Agreement shall be given full force and effect, as though the invalid, void or unenforceable provisions had never been contained herein; provided however, if the invalid portion can be reformed by a court of competent jurisdiction, it shall be so reformed, and enforced to the maximum extent permitted by law.

11.8     Headings
         The headings in this Agreement are for purposes of convenience only, and they are not intended to be a material party of the Agreement, and, in the event of any conflict between headings, the text and any exhibits attached thereto, the order of preference shall be text, exhibit and headings.

11.9     All communications with Witness, oral or written, shall be in English.

11.10    Entire Agreement, Modification
         This Agreement, including all Exhibits, constitutes the entire agreement of Witness and Limited with respect to the subject matter hereof and supersedes all previous agreements, negotiations, and commitments with respect thereto. This Agreement shall not be changed or modified in any manner, except by mutual consent in writing of subsequent date signed by duly authorized representatives of each party to this Agreement.

11.11    Attachments
         The following Exhibits are appended to and incorporated as part of this Master Agreement.

                  Exhibit A         Products, Territory, Trademarks
                  Exhibit B         Witness Systems, Inc. current International License Agreement


         Executed on each party, by its duly authorized representative, with all necessary approvals, on the dates set forth below, and effective as of the date first set forth above.


         WITNESS SYSTEMS, INC.                  WITNESS SYSTEMS, LIMITED

         BY:/s/ Jon Ezrine                      BY: /s/ Colin Gallick
            ------------------------                -------------------------

         Name:Jon Ezrine                        Name: Colin Gallick
              ----------------------                  -----------------------

         Title:CFO                              Title: VP
               ---------------------                   ----------------------

         Date:12/31/99                          Date: 12/31/99
              ----------------------                  -----------------------


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